Exhibit 1.1

Execution Version

BrightView Holdings, Inc.

17,500,000 Shares
Common Stock
($0.01 par value)

Underwriting Agreement

New York, New York
May 20, 2024

KKR Capital Markets LLC

Craig-Hallum Capital Group LLC

CJS Securities, Inc.
Morgan Stanley & Co. LLC
Loop Capital Markets LLC

As Representatives of the several underwriters
named in Schedule I(A) hereto

c/o KKR Capital Markets LLC
30 Hudson Yards
New York, NY 10001

c/o Craig-Hallum Capital Group LLC
222 South Ninth Street, Suite 350
Minneapolis, MN 55402

c/o CJS Securities, Inc.
50 Main Street, Suite 325
White Plains, NY 10606

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o Loop Capital Markets LLC
425 South Financial Place, Suite 2700
Chicago, IL 60605

Ladies and Gentlemen:

KKR BrightView Aggregator L.P. (the “Selling Stockholder”), as a stockholder of BrightView Holdings, Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters named in Schedule I(A) hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of 17,500,000 shares of common stock, $0.01 par value (“Common Stock”). The aggregate 17,500,000 shares to be sold by the Selling Stockholder are herein called the “Securities.” Certain terms used herein are defined in Section 24 hereof.

The Company has prepared and filed with the Commission a registration statement on Form S-3 (333-265174) (the “Initial Registration Statement”), including a related base prospectus, for registration under the Securities Act of 1933, as amended (the “1933 Act”) of the offering and sale of the Securities (the “Base Prospectus”). The Company has filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements to the Base Prospectus relating to the Securities which is used together with the Base Prospectus (each, a “preliminary prospectus”), each of which has previously been furnished to you. Any reference herein to the Registration Statement, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the 1933 Act on or before the Execution Time or the issue date of such preliminary prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the 1933 Act after the Execution Time or the date of such preliminary prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement, dated May 20, 2024 (together with the Base Prospectus, the “Prospectus Supplement”) and will file the Prospectus Supplement with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first filed pursuant to Rule 424(b) after the Execution Time, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any Issuer Free Writing Prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company and the Selling Stockholder hereby confirm their respective agreements with the Underwriters as follows:

1.            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)           The Company meets the requirements for use of Form S-3 under the 1933 Act and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. The Initial Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act, any Rule 462(b) Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Initial Registration Statement was initially filed with the Commission on May 24, 2022.

(b)          At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, and at the Closing Date, the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)           Each preliminary prospectus and the Prospectus when filed complied in all material respects with the 1933 Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the 1933 Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of (i) any Underwriter through the Representatives expressly for inclusion in the Registration Statement or the Prospectus (or any supplement thereto); it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) below or (ii) the Selling Stockholder expressly for inclusion in the Registration Statement or the Prospectus (or any supplement thereto); it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the information described as such in Section 2(e) below. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the 1933 Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and as of its date and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of (i) any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto); it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) below or (ii) the Selling Stockholder expressly for inclusion in the Registration Statement or the Prospectus (or any supplement thereto); it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the information described as such in Section 2(e) below.

(d)          (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package did not, as of the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Disclosure Package (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of (i) any Underwriter through the Representatives expressly for inclusion in the Disclosure Package (or any supplement thereto); it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) below or (ii) the Selling Stockholder expressly for inclusion in the Disclosure Package (or any supplement thereto); it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the information described as such in Section 2(e) below.

(e)           (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)           Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the1933 Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the 1933 Act, including timely filing with the Commission or retention where required and legending, and each such Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of (i) any Underwriter through the Representatives specifically for use therein, it being agreed and understood that the only such information furnished by any Underwriter consists of the information disclosed as such in Section 10(c) hereof or (ii) the Selling Stockholder specifically for use therein, it being agreed and understood that the only such information furnished by the Selling Stockholder consists of the information described as such in Section 2(e) below.

(g)          None of the Company or any Significant Subsidiary (as defined below) is an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.

(h)          Neither the Company nor any of its subsidiaries has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated in this Agreement).

(i)           None of the Company or any of its subsidiaries or any of their respective Affiliates has taken or will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities.

(j)           Each of the Company and its subsidiaries (i) has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized, (ii) has full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and (iii) is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except, in the case of its subsidiaries, and solely with respect to clause (iii), the Company, where the failure to be so organized or qualified, have such power or authority or be in good standing would not have a material adverse effect, or reasonably be expected to have a prospective material adverse effect, on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(k)          The Company has no “significant subsidiary,” as defined in Rule 1-02(w) of Regulation S-X under the 1933 Act, other than those subsidiaries listed on Schedule III (each, a “Significant Subsidiary”).

(l)            The Securities, and, as of March 31, 2024, all the outstanding membership interests or shares of capital stock, as applicable, of the Company and each subsidiary listed on Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2023 (the “Annual Report”) have, in each case, been duly authorized and validly issued, are fully paid and nonassessable, if applicable, and were not issued in violation of any preemptive or similar rights and, except as otherwise set forth in the Disclosure Package and the Prospectus, as of the Closing Date, all outstanding shares of capital stock or membership interests of the subsidiaries held by the Company are owned either directly or indirectly free and clear of any security interest, claim, lien or encumbrance (other than liens, encumbrances and restrictions imposed in connection with the first lien senior secured credit facilities (the “Credit Facilities”) as set forth in the Disclosure Package or permitted under the Credit Facilities or by the 1933 Act). Except as disclosed in the Disclosure Package and the Prospectus, except in connection with equity investments by, or awards of stock options or other equity-based awards to, members of management or other employees of the Company, or any directors, contractors or agents of the Company, as described in the Disclosure Package and the Prospectus, there will be, on the Closing Date, no (i) outstanding options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of its subsidiaries.

(m)         This Agreement has been duly authorized, executed and delivered by the Company.

(n)          No consent, approval, authorization, filing with or order of any United States (or any political subdivision thereof) court or governmental agency or body, or to the knowledge of the Company, any non-United States court or governmental agency or body, in either case is required in connection with the execution, delivery and performance of this Agreement (including, without limitation, the issuance of the Securities) or the consummation of the transactions contemplated hereby, except (i) registration of the Securities under the 1933 Act, (ii) such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold in connection with the transactions contemplated hereby or under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) filings with the Commission pursuant to Rule 424(b), (iv) filings with the Commission under the 1934 Act, or (v) as shall have been obtained or made prior to the Closing Date.

(o)          None of the consummation of the transactions contemplated hereby, nor the fulfillment of the terms hereof or thereof, will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, other than in the cases of clauses (i) and (ii), such breaches, violations, liens, charges, or encumbrances that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; or result in the violation of the charter, bylaws or any equivalent organizational document of the Company or any of its subsidiaries.

(p)          There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required. The statements in (i) the Preliminary Prospectus and the Prospectus under the heading “Certain United States Federal Income Tax Consequences to Non-U.S. Holders,” and (ii) the Annual Report, incorporated by reference into the Preliminary Prospectus and the Prospectus, under the headings “Business—Regulatory Overview,” “Business—Intellectual Property” and “Legal Proceedings,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(q)          No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than as required by the BrightView Limited Partnership Agreement.

(r)           Except as set forth in the Disclosure Package and the Prospectus, the consolidated historical financial statements of the Company and its consolidated subsidiaries incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language included or incorporated by reference as exhibits to the Registration Statement fairly present the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(s)          Except as otherwise set forth therein, since the respective dates as of which information is given in the Disclosure Package or the Prospectus, (i) there has not occurred any material adverse change or development that could reasonably be expected to involve a prospective material adverse change, in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(t)           Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), no action, suit, proceeding, investigation or audit by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or their respective property is pending or, to the knowledge of the Company, threatened or contemplated that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (ii) would reasonably be expected to have a Material Adverse Effect.

(u)          Each of the Company and its subsidiaries owns or leases all such real properties as are necessary to the conduct of their respective operations as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

(v)          Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), none of the Company or any of its subsidiaries is in violation or default of (i) any provision of its charter, bylaws or any equivalent organizational document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its subsidiaries or any of their respective properties, as applicable, other than in the cases of clauses (i) (if such entity is not the Company or a Significant Subsidiary), (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect.

(w)         Deloitte & Touche LLP, who has audited the consolidated financial statements of the Company as of September 30, 2023 and September 30, 2022 and for the years ended September 30, 2023, September 30, 2022 and September 30, 2021 incorporated by reference in the Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company within the meaning of the 1934 Act and the rules of the Public Company Accounting Oversight Board.

(x)           Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries (i) have filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and (ii) have paid all taxes required to be paid by them and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, tax assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(y)          [Reserved].

(z)          No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or to the Company’s knowledge, is threatened, and the Company is unaware of any existing labor problem or dispute, that, in each case, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries reasonably expects any collective bargaining agreement to which it is a party to be cancelled or terminated.

(aa)        The Company and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law.

(bb)        No subsidiary of the Company will be prohibited, directly or indirectly, from paying any dividends to the Company or any other subsidiary (except as may be limited by applicable state or foreign corporation, limited liability company, limited partnership, partnership, insurance or other applicable regulatory law), from making any other distribution on such subsidiary’s capital stock or membership interests (except as may be limited by applicable state or foreign corporation, limited liability company, limited partnership, partnership, insurance or other applicable regulatory law), from repaying to the Company or any other subsidiary any loans or advances to such subsidiary from the Company or any other subsidiary or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) or contemplated pursuant to the Credit Facilities.

(cc)        Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), (i) the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and (ii) none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(dd)        The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company is not aware of any material weakness in the Company and its subsidiaries’ internal controls over financial reporting.

(ee)        The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the 1934 Act); such disclosure controls and procedures are effective.

(ff)         Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety (as such is affected by hazardous or toxic substances or wastes (including, without limitation, medical waste), pollutants or contaminants), or of the environment or the release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive or comply with such required permits, licenses or other approvals, such liability or status as a potentially responsible party would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(gg)        (i) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by the Company and/or one or more of its subsidiaries; (ii) each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) each pension plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (iv) none of the Company or any of its subsidiaries has incurred or, except as set forth or contemplated in the Disclosure Package and the Prospectus, would reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, any material liability under Section 4062, 4063, or 4064 of ERISA, or any other material liability under Title IV of ERISA; except, in the case of clauses (i), (ii), (iii) and (iv) above, as would not reasonably be expected to have a Material Adverse Effect.

(hh)        The Company and its subsidiaries own, possess, license or have other rights to use all patents, trademarks and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, or except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company, and its subsidiaries own, or have rights to use under license or otherwise, all such Intellectual Property free and clear in all respects of all adverse claims, liens or other encumbrances; (ii) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company’s or its subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property; and (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the Company or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party.

(ii)          There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Section 302 and 906 relating to certifications. The sale and delivery of the Securities as described in the Disclosure Package and Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, as the same is in effect on the Closing Date.

(jj)          No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) or presentation of market-related or statistical data contained in the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kk)        The operations of the Company and its subsidiaries, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)          None of the Company, any of its subsidiaries, any director or officer thereof or, to the knowledge of the Company, any agent or employee of the Company or any of its subsidiaries is currently subject to or the target of any U.S. sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions in violation of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region and the non-government controlled areas of Zaporizhzhia and Kherson Regions of Ukraine (each a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in, any dealings or transactions with any Person, or in any Sanctioned Country, that at the time of the dealing or transaction is or was the subject or target of Sanctions, in each case in violation of Sanctions.

(mm)      Neither the Company nor any of its subsidiaries nor any director or officer thereof, nor, to the knowledge of the Company or any of its subsidiaries, any agent, employee or other person, in each case, acting on behalf of the Company or of any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or, knowingly, indirectly, to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (“Governmental Official”) to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Governmental Official or other person or entity. The Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws in all material respects and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws.

(nn)        Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (i) to the Company’s knowledge, there has been no security breach or other compromise of any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including any of their data maintained by a third party), equipment or technology (collectively, “IT Systems and Data”); (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations, in each case, relating to the privacy and security of IT Systems and Data; and (iv) the Company and its subsidiaries have implemented commercially reasonable backup and disaster recovery technology; except, in the case of clauses (i) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

(oo)        Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.            Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2.

(a)          This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(b)          The Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Securities to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder or a security entitlement in respect of such Securities.

(c)          The Selling Stockholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Securities to be sold by the Selling Stockholder hereunder; and, upon payment for the Securities to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to the securities account of the Underwriters (assuming that neither DTC nor the Underwriters has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Securities), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entry to the account of the Underwriters on the records of DTC will have been made pursuant to the UCC.

(d)          The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement, will not contravene or conflict with, result in a breach of, or constitute a default (or, with the giving of notice or lapse of time, would be in default) under, or require the consent of any other party to, (i) the limited partnership agreement of the Selling Stockholder, (ii) any other agreement or instrument to which the Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit including any pledge of Securities or (iii) any provision of applicable law or any judgment, order, decree or regulation applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder, except, in the case of the foregoing clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to materially impact the Selling Stockholder’s ability to perform its obligations under this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by the Selling Stockholder of the transactions contemplated in this Agreement, except such as may be required under the 1933 Act, applicable state securities or blue sky laws and from the FINRA and such other approvals as have been or will be made or obtained on or prior to the Closing Date.

(e)          All information furnished to the Company or the Underwriters by or on behalf of the Selling Stockholder in writing expressly for use in the Registration Statement, the Disclosure Package or the Prospectus is, and on the Closing Date will be, true, correct and complete in all material respects, and did not, as of the Execution Time, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, it being understood and agreed that the only such information consists of the legal name, address and the number of shares of Common Stock owned by the Selling Stockholder before and after the offering under the caption “Selling Stockholder” in the Registration Statement, the Disclosure Package and the Prospectus (such information, the “Selling Stockholder Information”).

(f)           Prior to the completion of the Underwriters’ distribution of the Securities, the Selling Stockholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus.

(g)          The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

Any certificate signed by or on behalf of the Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Stockholder to the Underwriters as to the matters covered thereby with respect to the Selling Stockholder.

The Selling Stockholder has a reasonable basis for making each of the representations set forth in this Section 2. The Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Sections 8(b)(i) and (iii) and Section 8(c) hereof, counsel to the Selling Stockholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3.            Purchase and Sale. (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price of $12.48 per share, the amount of the Securities set forth opposite such Underwriter’s name in Schedule I(A) hereto.

4.            Delivery and Payment. Delivery of and payment for the Securities shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:00 AM, New York City time, on May 23, 2024, or at such time on such later date not more than two Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives, the Company and the Selling Stockholder or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to an account specified by the Selling Stockholder in writing to the Representatives. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

The Selling Stockholder will pay all applicable stock transfer taxes, stamp duties and other similar taxes, if any, involved in the transfer to the Underwriters of the Securities to be purchased by them from the Selling Stockholder and the Underwriters will pay any additional stock transfer taxes, stamp duties and other similar taxes, if any, involved in further transfers.

5.            Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package and that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

6.            Agreements of the Company. The Company agrees with the several Underwriters as follows:

(a)          Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A under the 1933 Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. If required by Rule 430B(h) under the 1933 Act, Company will prepare a form of prospectus in a form approved by the Underwriters and to file such form of prospectus pursuant to Rule 424(b) under the 1933 Act not later than may be required by Rule 424(b) under the 1933 Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Underwriters promptly after reasonable notice thereof. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)          If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which, in the opinion of counsel to the Underwriters, or counsel for the Company, the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package or file under the 1934 Act any documents incorporated by reference therein in order to comply with the 1933 Act or the 1934 Act to correct such statement or omission; and (iii) supply any amendment or supplement to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

(c)          If, during such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter a prospectus relating to the Securities is required by law to be delivered (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), any event occurs, as a result of which, in the opinion of counsel to the Underwriters, or counsel for the Company, the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

(d)          As soon as practicable, the Company will make generally available to its security holders and to the Representatives (which may be satisfied by filing with the Commission’s EDGAR system) an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158.

(e)          The Company will cooperate with the Representatives and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(f)           The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)           The Company will assist the Underwriters in arranging, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would reasonably be expected to subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject itself to taxation in excess of a nominal amount in respect of doing business in any jurisdiction.

(h)           The Company will not, without the prior written consent of Loop Capital Markets LLC, offer, sell or contract to sell, pledge or otherwise dispose of, (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock (“Related Securities”); or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement. The foregoing sentence shall not apply to (A) any shares of Common Stock issued by the Company upon the exercise of options to purchase shares of Common Stock, upon the vesting of restricted stock awards, or upon conversion of the Company’s Series A Convertible Preferred Stock, in each case disclosed in the Disclosure Package and the Prospectus, (B) the grant of awards pursuant to employee benefit plans or arrangements described in the Disclosure Package and the Prospectus, (C) the issuance or grant of shares of Common Stock (including in connection with the settlement of restricted stock unit awards), restricted stock awards, options to purchase shares of common stock or any other stock-based awards, in each case, to be registered pursuant to any registration statement on Form S-8 pursuant to employee benefit plans or arrangements described in the Disclosure Package and the Prospectus, (D) the issuance of shares of Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition or (E) the issuance of shares of Common Stock, of restricted stock awards or of options to purchase shares of Common Stock, in each case, in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of immediately preceding clauses (D) and (E), the aggregate number of restricted stock awards and shares of Common Stock issued in connection with, or issuable pursuant to the exercise of any options issued in connection with, all such acquisitions and other transactions does not exceed 5% of the aggregate number of shares of common stock outstanding immediately following the consummation of the offering of the Securities and the recipient of the shares of Common Stock agrees in writing to be bound by the same terms described in the agreement attached hereto as Exhibit A.

(i)            [Reserved].

(j)            The Company and any of its subsidiaries will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities.

(k)            The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (iv) the printing (or reproduction) and delivery of any blue sky memorandum delivered in connection with the offering of the Securities; (v) the sales and delivery of the Securities by the Selling Stockholder; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 6(g) hereof (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such registration and qualification in an amount not to exceed $20,000); (vii) [reserved]; (viii) any filings required to be made with the FINRA (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings in an amount not to exceed $25,000; (ix) the transportation and other expenses incurred by or on behalf of the Company in connection with presentations to prospective purchasers of the Securities, including any “roadshow” (and including one half of the cost of all aircraft used in connection with any “roadshow”); (x) the costs and expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, (xi) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholder and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder. Notwithstanding the forgoing, except as specifically provided in this paragraph (k) and in Section 9 hereof, the Underwriters shall pay their own costs and expenses in connection with presentations for prospective purchasers of the Securities including the transportation and other expenses incurred by or on behalf of the Underwriters in connection with presentations to prospective purchasers of the Securities, including any “roadshow” (and including one half of the cost of all aircraft used in connection with any “roadshow”).

(l)            [Reserved].

(m)          The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute, or otherwise use, refer to or distribute, an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show, each furnished to the Representatives before first use. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each Underwriter, severally and not jointly, represents and agrees that it is not subject to any pending proceeding under Section 8A of the 1933 Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Securities).

7.              Agreements of the Selling Stockholder. The Selling Stockholder agrees with the several Underwriters as follows:

(a)            The Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, during the period when a prospectus relating to the Securities is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), of any change in the Selling Stockholder Information in the Registration Statement, any preliminary prospectus, any free writing prospectus, the Prospectus or any amendment or supplement thereto relating to the Selling Stockholder.

(b)            To deliver to the Underwriters prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9, together with all required attachments, if any, of the Selling Stockholder.

(c)            The Selling Stockholder further agrees with the Underwriters to pay (directly or by reimbursement) all fees and expenses incident to the performance of the Selling Stockholder’s obligations under this Agreement that are not otherwise specifically provided for herein, including but not limited to stock transfer taxes, stamp duties and other similar taxes incident to the sale and delivery of the Securities to be sold by the Selling Stockholder to the Underwriters hereunder. This Section 7(c) shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholder, on the other hand.

The Underwriters, may, in their sole discretion, waive in writing the performance by the Company or the Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

8.             Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects (except to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy in all respects) of the representations and warranties of the Company and the Selling Stockholder contained herein as of the Execution Time and the Closing Date to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder in all material respects of their respective obligations hereunder and to the following additional conditions:

(a)            The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the 1933 Act shall have been instituted or threatened.

(b)           (i)        The Company and the Selling Stockholder shall have requested and caused Simpson Thacher & Bartlett LLP, counsel for the Company and the Selling Stockholder, to furnish to the Representatives an opinion letter and a negative assurance letter, each dated the Closing Date and in form and substance reasonably satisfactory to the Representatives.

(ii)            The Company shall have requested and caused the general counsel of the Company to furnish to the Representatives an opinion letter dated the Closing Date and otherwise in form and substance reasonably satisfactory to the Representatives.

(c)            The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, an opinion letter and negative assurance letter, each dated the Closing Date and addressed to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)            The Company shall have furnished to the Underwriters a certificate of the Company, signed by (x) the chairman, chief executive officer, president or vice president and (y) the chief financial officer, treasurer or principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(1)            the representations and warranties of the Company in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy in all respects) at the Execution Time and on the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(2)            since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto); and

(3)            no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened.

(e)            [Reserved].

(f)            At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Underwriters a “comfort letter,” dated as of the Execution Time, and a bring-down “comfort letter,” dated as of the Closing Date, respectively, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent registered public accountants within the meaning of the 1934 Act and within the meaning of the rules of the Public Company Accounting Oversight Board and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information of the Company contained in the Disclosure Package and the Prospectus, including any supplement thereto at the date of the applicable letter.

(g)           On the Closing Date, the Underwriters shall receive a written certificate executed by the general partner of the Selling Stockholder, dated as of such date, to the effect that:

(1)            the representations and warranties of the Selling Stockholder set forth in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties shall be subject to accuracy in all respects) with the same force and effect as though expressly made by the Selling Stockholder on and as of such date; and

(2)            the Selling Stockholder has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

(h)            [Reserved].

(i)             Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change or development involving a prospective change, in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, and, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the effect of which is, or would reasonably be expected to become, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j)            [Reserved].

(k)            On the Closing Date, the Securities shall have been approved for listing and admitted and authorized for trading on the NYSE, subject only to official notice of issuance.

(l)             At or prior to the Execution Time, the Selling Stockholder shall have furnished to the Representatives, and the Company shall have furnished to the Representatives from each executive officer and director of the Company listed on Exhibit A-1 hereto, a letter addressed to the Representatives substantially in the form of Exhibit A hereto.

(m)           [Reserved].

(n)            Prior to the Closing Date, the Company shall have taken all action reasonably required to be taken by it to have the Securities declared eligible for clearance and settlement through The Depository Trust Company.

(o)            [Reserved].

(p)            Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters.

The documents required to be delivered by this Section 8 will be available for inspection at the office of Simpson Thacher & Bartlett LLP, at 425 Lexington Avenue, New York, New York 10017, on the Business Day prior to the Closing Date.

9.              Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, including as described in Section 12 hereof, the Company will reimburse the Underwriters severally through the Representatives on behalf of the Underwriters on demand for all reasonable expenses (including reasonable fees and disbursements of Latham & Watkins LLP) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

10.            Indemnification and Contribution. (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, selling agents and Affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, or any Issuer Free Writing Prospectus or any road show as defined in Rule 433(h) under the 1933 Act (a “road show”) or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of any Preliminary Prospectus, the Prospectus, any Free Writing Prospectus or roadshow or in any amendment thereof or supplement thereto, in the light of the circumstances under which they were made, not misleading, and agrees (subject to the limitations set forth in the provisos to this sentence) to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being agreed and understood that the only such information furnished by any Underwriter consists of the information disclosed as such in Section 10(c) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have. The Company shall not be liable under this Section 10 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Company, as applicable, which consent shall not be unreasonably withheld.

(b)            The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, the directors, officers, selling agents and Affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to Selling Stockholder Information relating to the Selling Stockholder furnished to the Company and/or the Underwriters in writing by or on behalf of the Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that the Selling Stockholder may otherwise have. The aggregate liability of the Selling Stockholder under this paragraph (b) and the contribution provisions under paragraph 10(e) shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, received by the Selling Stockholder from the sale of Securities sold by the Selling Stockholder hereunder.

(c)            Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls (within the meaning of either the 1933 Act or the 1934 Act) the Company or the Selling Stockholder, (iii) each of the directors of the Company who signs the Registration Statement, (iv) each of the officers of the Company who signs the Registration Statement and (v) the Selling Stockholder, to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company and/or the Selling Stockholder by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the statements in the Preliminary Prospectus and the Prospectus set forth in the fifth paragraph, the second sentence of the eleventh paragraph and the twelfth and thirteenth paragraphs under the heading “Underwriting (Conflicts of Interest)” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any registration statement, Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any road show.

(d)            Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above, except as provided in paragraph (d) below. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified person); (ii)  such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified person) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified persons. Any such separate firm for any Underwriters, its Affiliates, directors, selling agents and officers and any control persons of such Underwriters shall be designated in writing by the Representatives, and any such separate firm for the Company and any control persons, officers or directors of the Company shall be designated in writing by the Company. In the event that any Underwriter, its Affiliates, directors, selling agents and officers or any control persons of such Underwriter are indemnified persons collectively entitled, in connection with a proceeding in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 10(d), and any such Underwriter, its Affiliates, directors, selling agents and officers or any control persons of such Underwriter cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such indemnified persons shall be designated in writing by the Representatives. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(e)            In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to subsection (a), (b), (c) or (d) above, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), the Company and/or the Selling Stockholder, as applicable, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and/or the Selling Stockholder, as applicable, and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and/or the Selling Stockholder, as applicable, on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason or not permitted by applicable law, the Company and/or the Selling Stockholder, as applicable, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and/or the Selling Stockholder, as applicable, on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and/or the Selling Stockholder, as applicable, shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by them, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and/or the Selling Stockholder, as applicable, on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstances. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (e), the Selling Stockholder’s obligations to contribute any amount under this paragraph (e) is limited in the manner and to the extent set forth in paragraph 10(b) and in no event shall the aggregate liability of the Selling Stockholder under paragraph 10(b) and this paragraph (e) exceed the limit set forth in paragraph 10(b). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

11.            Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters, as the case may be, shall be obligated severally to take up and pay for (in the respective proportions that the amount of the Securities set forth opposite their names in Schedule I(A) hereto bears to the aggregate amount of the Securities set forth opposite the names of all the remaining Underwriters, as applicable) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of the Securities set forth in Schedule I(A) hereto, the Company and the Selling Stockholder shall be entitled to a period of 36 hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Underwriters, as the case may be, to purchase no less than the amount of such unpurchased Securities that exceeds 10% of the amount thereof upon such terms herein set forth. If, however, the Company and the Selling Stockholder shall not have completed such arrangements within 72 hours after such default and the amount of unpurchased Securities exceeds 10% of the amount of such Securities to be purchased on such date, then this Agreement will terminate without liability to any non-defaulting Underwriter or the Company and the Selling Stockholder. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, to effect any changes that in the opinion of counsel for the Company and the Selling Stockholder or counsel for the Representatives are necessary in the Registration Statement, Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and the Selling Stockholder or any nondefaulting Underwriter for damages occasioned by its default hereunder.

12.            Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholder prior to delivery of and payment for the Securities, if at any time prior to such time (i) there shall have occurred, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any material adverse change or development in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole; (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in any securities generally on the NYSE or NASDAQ Stock Market shall have been suspended or materially limited or minimum prices shall have been established on either exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

13.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or the Selling Stockholder or any of the indemnified persons referred to in Section 10 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

14.            Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to: if to Craig-Hallum Capital Group LLC, at 222 South Ninth Street, Suite 350; Minneapolis, MN 55402; Attention: Chris Jensen, Chief Compliance Officer; if to KKR Capital Markets LLC, at 30 Hudson Yards; New York, NY 10001; if to CJS Securities, Inc., at 50 Main Street, Suite 325; White Plains, NY 10606; Attention: Equity Capital Markets; if to Loop Capital Markets LLC, at 425 South Financial Place, Suite 2700, Chicago, IL 60605; Attention: Compliance@loopcapital.com with a copy to LoopECM@loopcapital.com; if to Morgan Stanley & Co. LLC, at 1585 Broadway; New York, New York 10036; Attention: Attention: Equity Syndicate Desk, with a copy to the Legal Department; if sent to the Company, will be mailed or delivered to BrightView Holdings, Inc. at 980 Jolly Road, Blue Bell, Pennsylvania 19422, Attention: Executive Vice President, Chief Legal Officer and Corporate Secretary (fax no.: (240) 683-2025), with a copy to Joseph H. Kaufman and Brian Rosenzweig, Simpson Thacher & Bartlett LLP, at 425 Lexington Avenue, New York, New York (fax no.: (212) 455-2502); or if sent to the Selling Stockholder, KKR BrightView Aggregator L.P., c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards New York, NY 10001. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

15.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 10 hereof and their respective successors and no other person will have any right or obligation hereunder. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

16.            Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

17.            Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

18.            No Fiduciary Duty. The Company and the Selling Stockholder hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholder and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholder agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Stockholder on related or other matters). The Company and the Selling Stockholder agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

19.            Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof, other than the BrightView Limited Partnership Agreement among the Company, the Selling Stockholder and the other persons party thereto.

20.            Waiver of Jury Trial. EACH OF THE COMPANY, THE SELLING STOCKHOLDER AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 21:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(1)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(3)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.            Counterparts. This Agreement may be signed in one or more counterparts (which may be delivered in original form, facsimile, electronically or “pdf” file thereof), each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

23.            Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

24.            Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Agreement” shall mean this underwriting agreement.

“BrightView Limited Partnership Agreement” shall mean the Second Amended and Restated Limited Partnership Agreement, dated as of June 30, 2014, of BrightView Parent, L.P., a Delaware limited partnership, as amended by Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement of BrightView Parent, L.P., dated as of July 5, 2016, Amendment No. 2 to the Second Amended and Restated Limited Partnership Agreement of BrightView Parent, L.P., dated as of June 27, 2018, and as further amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which commercial banking institutions or trust companies are authorized or required by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, and any other information (including any documents incorporated by reference in the Preliminary Prospectus), in each case, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became, or is deemed to have become, effective.

“Execution Time” shall mean 4:15 p.m. on May 20, 2024.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above, including any documents incorporated by reference therein, and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus (including any documents incorporated by reference therein) relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the Initial Registration Statement (including any documents incorporated by reference therein) referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of the Initial Registration Statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A” and “Rule 433” refer to such rules under the 1933 Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

25.            Allocation of Selling Stockholder Securities. Without limiting the applicability of Section 3 hereof or any other provision of this Agreement, with respect to any Underwriter who is affiliated with any person or entity engaged to act as an investment adviser on behalf of an advisory client who has a direct or indirect interest in the Securities, the Securities being sold to such Underwriter shall not include any Securities attributable to such client (with any such Securities instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client (and, if there is any unsold allotment in the offering at the Closing Date, such unsold allotment in respect of Securities attributable to such client shall be allocated solely to Underwriters not affiliated with such client).

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the several Underwriters.

Very truly yours,

BrightView Holdings, Inc.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Very truly yours,

KKR BrightView Aggregator L.P.

By:	KKR BrightView Aggregator GP LLC, its general partner

By:	/s/ Paul E. Raether
Name:	Paul E. Raether
Title:	Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Craig-Hallum Capital Group LLC

KKR Capital Markets LLC

CJS Securities, Inc.

Loop Capital Markets LLC
Morgan Stanley & Co. LLC

By:	Craig-Hallum Capital Group LLC

By:	/s/ Rick Hartfiel
Name: Rick Hartfiel
Title: Partner

By:	KKR Capital Markets LLC

By:	/s/ David Bauer
Name: David Bauer
Title: Managing Director

By:	CJS Securities, Inc.

By:	/s/ Charles Stauzer
Name: Charles Stauzer
Title: Senior Managing Director

By:	Loop Capital Markets LLC

By:	/s/ Sidney Dillard
Name: Sidney Dillard
Title: Partner, Head of Corporate Investment Banking

By:	Morgan Stanley & Co. LLC

By:	/s/ Daniel J.F. McCullough
Name: Daniel J.F. McCullough
Title: Executive Director

For themselves and the other
several Underwriters named in
Schedule I(A) to the foregoing
Agreement.

SCHEDULE I(A)

Underwriters	Number of Securities to be Purchased
KKR Capital Markets LLC	3,412,500
Craig-Hallum Capital Group LLC	2,625,000
CJS Securities, Inc.	2,625,000
Morgan Stanley & Co. LLC	2,187,500
Loop Capital Markets LLC	1,225,000
Baird & Co. Incorporated	875,000
SMBC Nikko Securities America, Inc.	875,000
William Blair & Company, L.L.C.	875,000
Mizuho Securities USA LLC	700,000
Strong Capital Markets, LLC	350,000
AmeriVet Securities, Inc.	218,750
Academy Securities, Inc.	218,750
CastleOak Securities, L.P.	218,750
Blaylock Van, LLC	218,750
Cabrera Capital Markets LLC	218,750
Roberts & Ryan, Inc.	218,750
Tigress Financial Partners LLC	218,750
Siebert Williams Shank & Co.	218,750
Total	17,500,000

SCHEDULE I(B)

[Reserved.]

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

•	None

Pricing information provided orally by Underwriters

•	Number of Securities: 17,500,000 shares of Common Stock

•	Price: $13.00 per share

SCHEDULE III

Significant Subsidiaries of the Company

Entity	Jurisdiction of Incorporation or Organization
BrightView Companies, LLC	California
Brightview Enterprise Solutions, LLC	Florida
BrightView Funding LLC	Delaware
BrightView Landscape Development, Inc.	California
BrightView Landscape Services, Inc.	Arizona
BrightView Landscape Services, Inc.	California
BrightView Landscape Services, Inc.	Colorado
BrightView Landscape Services, Inc.	Florida
BrightView Landscape Services, Inc.	Georgia
BrightView Landscape Services, Inc.	Nevada
BrightView Landscape Services, Inc.	Texas
BrightView Landscapes, LLC	Delaware
ValleyCrest Holding Co.	Delaware

BrightView Holdings, Inc.
Public Offering of Common Stock

EXHIBIT A
Form of Lock-Up Agreement

May [ • ], 2024

KKR Capital Markets LLC

Craig-Hallum Capital Group LLC

CJS Securities, Inc.
Morgan Stanley & Co. LLC

Loop Capital Markets LLC

As Representatives of the several Underwriters

c/o KKR Capital Markets LLC
30 Hudson Yards
New York, NY 10001

c/o Craig-Hallum Capital Group LLC
222 South Ninth Street, Suite 350
Minneapolis, MN 55402

c/o CJS Securities, Inc.
50 Main Street, Suite 325
White Plains, NY 10606

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o Loop Capital Markets LLC
425 South Financial Place, Suite 2700
Chicago, IL 60605

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among BrightView Holdings, Inc., a Delaware corporation (the “Company”), the selling stockholder party thereto, and you as representatives of the several underwriters named therein (the “Underwriters”), relating to an offering of common stock, $0.01 par value (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Loop Capital Markets LLC, offer, sell, contract to sell, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock of the Company (“Shares”) or any securities convertible into, or exercisable or exchangeable for such Common Stock (“Related Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until [30]1 [90]2 days after the date of the Underwriting Agreement.

The foregoing restrictions shall not apply:

(i)	to the transfer of Shares or Related Securities as a bona fide gift, or by will or intestate succession to a family member or to a trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned and/or a family member;

(ii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, to (1) transfers of Shares or Related Securities to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the 1934 Act) of the undersigned or (2) distributions of Shares or Related Securities to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned;

(iii)	if the undersigned is a trust, to transfers to the beneficiary of such trust;

(iv)	to transfers to any investment fund or other entity controlled or managed by the undersigned;

(v)	to transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv);

(vi)	to transfers to the Company (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase Shares granted by the Company pursuant to any employee benefit plans or arrangements described in or filed as an exhibit to the registration statement with respect to the Offering, where any Shares received by the undersigned upon any such exercise will be subject to the terms of this lock-up agreement, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Shares or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements described in or filed as an exhibit to the registration statement with respect to the Offering, in each case on a “cashless” or “net exercise” basis, where any Shares received by the undersigned upon any such exercise or vesting will be subject to the terms of this lock-up agreement; provided that any filing under Section 16(a) of the 1934 Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of Shares was solely to the Company;

1 Note to Form: Applicable to Directors and Officers.

2 Note to Form: Applicable to Selling Stockholder.

(vii)	to transfers pursuant to an order of a court or regulatory agency (for purposes of this Letter Agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body, and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction); provided that any filing under Section 16(a) of the 1934 Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, that such transfer is pursuant to an order of a court or regulatory agency;

(viii)	to transfers of Shares or Related Securities to the Company pursuant to the call provisions of existing employment agreements and equity grant documents; provided that any filing under Section 16(a) of the 1934 Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of Shares or Related Securities was solely to the Company;

(ix)	to transfers from an executive officer to the Company upon death, disability or termination of employment, in each case, of such executive officer;

(x)	to transfers of Shares acquired in the Offering or in open-market transactions after the completion of the Offering;

(xi)	to transfers in response to a bona fide third party tender offer, merger, consolidation or other similar transaction made to or with all holders of Securities involving a “change of control” (as defined below) of the Company occurring after the consummation of the Offering, that has been approved by the board of directors of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Shares shall remain subject to the terms of this agreement. For purposes of this clause (xi), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) of at least 51% of total voting power of the voting stock of the Company;

(xii)	to entry into a written plan meeting the requirements of Rule 10b5-1 under the 1934 Act for the transfer of Shares that does not in any case provide for the transfer of Shares during the lock-up period;

(xiii)	transfers to solely reflect a change in method of beneficial ownership by the undersigned of such Shares or Related Securities from direct through the Company’s transfer agent to indirect through a brokerage or similar account established for the benefit of the undersigned, provided that appropriate controls are imposed to provide reasonable assurance that the terms of this agreement are complied with; and

(xiv)	to the sale of Shares by the selling stockholder named in the Underwriting Agreement pursuant to the Underwriting Agreement;

Provided, further, that:

A.	in the case of any transfer or distribution pursuant to clauses (i) through (v) above, it shall be a condition to such transfer that each transferee executes and delivers to Loop Capital Markets LLC an agreement in form and substance satisfactory to Loop Capital Markets LLC stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to sell or offer to sell such Shares and/or Related Securities, engage in any swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto);

B.	in the case of any transfer or distribution pursuant to clauses (ii) through (v), (ix), (xii) and (xiii) above, prior to the expiration of the lock-up period no filing by any party (donor, donee, transferor or transferee) under the 1934 Act (other than those required pursuant to Section 13), or other public announcement reporting a reduction in beneficial ownership of Shares shall be required or shall be made voluntarily in connection with such transfer or distribution.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

[Signature Page Follows]

Form of Lock-Up Agreement	EXHIBIT A

Yours very truly,

Name:
Address:

List of Lock-Up Parties	EXHIBIT A-1

KKR BrightView Aggregator L.P.

Jonathan M. Gottsegen

Amanda Orders

Michael J. Dozier

James R. Abrahamson

Jane Okun Bomba

Paul E. Raether

Richard W. Roedel

Mara Swan

Brett Urban

Dale A. Asplund

Frank Lopez

William Cornog

Kuris Baker

Joshua Goldman